UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2009

OncoVista Innovative Therapies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28347	33-0881303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14785 Omicron Drive, Suite 104, San Antonio, Texas	78245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 677-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities
On January 15, 2009 the Registrant and OncoVista, Inc. (the “Subsidiary”), a wholly owned subsidiary of the Registrant, completed an initial closing of a bridge round of debt financing, whereby the Registrant and its Subsidiary issued secured promissory notes (the “Bridge Notes”) in the aggregate principal amount of $750,000, in exchange for cash equal to the face amount of such Bridge Notes, to accredited investors as defined by Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

The Bridge Notes bear interest at 10% per annum increasing to 18% in the case of an event of default and mature on the earlier of (i) January 15, 2010, (ii) the date upon which the Registrant consummates a financing, the aggregate gross proceeds of which equal or exceed $5,000,000 (a “Qualified Financing"), and (iii) the acceleration of the maturity of the Bridge Notes as described therein.

In connection with the bridge financing, the Registrant issued to holders of the Bridge Notes detachable warrants (the “Warrants”), exercisable for a period of five years from the date of grant, of up to an amount or number of the securities offered in the first Qualified Financing, at an exercise price per security equal to the product of (x) and (y), where (x) equals the offering price per security in the first Qualified Financing and where (y) equals 0.90, subject to adjustment in certain instances.  In the event that no Qualified Financing shall be consummated by the Registrant prior to the expiration of the Warrants, the Warrants shall be exercisable for up to an aggregate of 750,000 shares of common stock, par value $0.001 per share, at an exercise price of $0.50 per share, subject to adjustment in certain instances.

The Registrant has entered into a Registration Rights Agreement with the holders of the Warrants covering the shares of common stock of the Registrant issuable upon exercise of the Warrants. The Registration Rights Agreement requires the Registrant to file a registration statement with the SEC within 45 days of the final closing of the first Qualified Financing (the “Filing Date”). The Registrant is required to use its best efforts to cause the registration statement to become effective as promptly as practicable after the filing thereof.  If the Registrant shall not file the registration statement with the SEC on or prior to the 45th day following the Filing Date, or if the registration statement has not been declared effective within 120 days following the Filing Date, the Registrant has agreed to pay to the holders liquidated damages in the amount of 0.5% of the offering price of the Bridge Notes and the Warrants purchased thereby for each 30 days thereafter until such registration statement shall be filed or effective, as applicable, with the foregoing capped at 10%.

One of the holders of the Bridge Notes has been granted the right to appoint its own nominee to the Board of Directors of the Registrant which right shall expire upon such time that its Bridge Note is repaid in full.  The Registrant plans to provide supplemental information at such time that the appointment is made.

The Bridge Notes and Warrants were offered and sold to investors as part of an offering in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder.

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. ANY SECURITIES SOLD IN THE PRIVATE PLACEMENT WILL NOT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

Item 9.01.	Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits

10.1	Form of Secured Promissory Note*

10.2	Form of Warrant*

10.3	Form of Registration Rights Agreement*

*         To be filed by amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2009

OncoVista Innovative Therapies, Inc.

By: /s/ Alexander L. Weis, Ph.D.
Name: Alexander L. Weis, Ph.D.
Title: Chief Executive Officer